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Exhibit 10.16

Fischer Imaging Corporation
Employee Ethics and Business Conduct Policy

        1.     Purpose

        To ensure each Fischer employee has a clear understanding of the ethical principles of business conduct expected from each employee.

        2.     Scope

        This policy applies to all employees, officers, directors, agents or representatives of Fischer Imaging Corporation or any of its subsidiaries'.

        3.     Responsibility/Authority

        All employees, officers, directors, agents or representatives of Fischer Imaging or any of its subsidiaries have the responsibility to abide by this Ethics and Business Conduct Policy.

        4.     References

        Procedure for Reporting Concerns About Accounting, Internal Accounting Controls and Auditing Matters ("Whistleblower Procedure").

        5.     Definitions

        None.

        6.     General Requirements

        None.

        7.     Equipment

        None.

        8.     Procedure

  8.1
  Each person who is an employee, officer, director, agent or representative of Fischer Imaging Corporation or any of its subsidiaries ("Fischer" or "Company"), has an individual responsibility to deal ethically in all aspects of the Company's business and to comply fully with all laws, regulations, and Company policies. Each individual is expected to assume the responsibility for applying these standards of ethical conduct and for acquainting himself/herself with the various laws, regulations, and Company policies applicable to his or her assigned duties. When in doubt, employees have the responsibility to seek clarification from their line management or the Vice President of Human Resources. Violations of the Company's Ethics and Business Code Policy are grounds for disciplinary action up to and including discharge and possible legal prosecution.

  8.2
  Honesty and Fairness

    As a fundamental standard, Fischer expects from each of its employees honesty and openness in dealing with others. Employees are expected to accept responsibility for their actions and to communicate information timely and accurately to fellow employees and superiors. Supervisors have a responsibility to set examples of honesty and fairness in their relationships with subordinates, Fischer stakeholders, customers, etc.

  8.3
  Valuing the Individual

    Employees, officers, directors, agents or representatives of the Company are expected to treat their fellow employees with respect. All employees must be given an equal opportunity to succeed regardless of their race, color, sex, sexual orientation, religion, age, national origin, or disability. Harassment or unequal treatment of fellow employees will not be tolerated. The employees who make up the Company's workforce are its greatest strength, and each employee's uniqueness should be treated with tolerance and respect. Each Fischer supervisor is expected to foster an environment that encourages each employee to develop his or her capabilities to the fullest without interference from discriminatory, unequal or harassing treatment.

  8.4
  Conflicts of Interest

    Employees, officers, directors, agents or representatives of the Company are expected to avoid any outside interests or activities that could be advanced at the expense of Fischer's interests. Such involvement may divide an employee's loyalty between Fischer and the outside interest, and create a potential conflict of interest. Employees may not operate directly, or through nominees or designated alternatives such as family members, "side businesses" that compete with, sell to, or buy from Fischer, etc. Employees should avoid any financial investments in competitors, suppliers or customers, other than investments in public companies, that would affect an employee's objectivity in promoting Fischer's interest. Senior executives and board members should contact the Chair of the Governance Committee regarding any issues relating to possible conflict of interest. Employees should conduct themselves in a manner that avoids even the possible appearance of conflict between their personal interests and those of Fischer.

    Apparent conflicts of interest can easily arise. Any employee who feels that he or she may have a conflict, actual or potential, should report all pertinent details in writing the Vice President of Human Resources. The Vice President of Human Resources will be responsible for determining whether a conflict of interest exists.

  8.5
  Working With Our Business Partners, Vendors and Suppliers

    Doing Business With Others

    All relationships with third parties must comply with company policy and the law. Fischer Imaging will not do business with others who may cause harm to our reputation. For example, Fischer Imaging will avoid doing business with others who intentionally or continually violate federal or state laws. These laws include, for example, local environmental, safety and anti-corruption statutes. We will not use a third party to perform any act prohibited by law or our Ethics and Business Conduct Policy.

    Agents and Consultants

    Commission rates or fees paid to dealers, distributors, agents, finders or consultants must be reasonable in relation to the value of the product or work that is actually being performed. Fischer Imaging will not pay commissions or fees where there is reason to believe such payments are for the purpose of constituting a bribe or kickback.

    Product Vendors

    Product vendors play a vital role in the success of our business. In some cases, the product vendor is highly visible to our customers. It is important to ensure that our vendors preserve and strengthen Fischer Imaging's reputation by acting consistently with our Ethics and Business Conduct Policy. Fischer Imaging prohibits commercial bribes, kickbacks, and other similar payoffs and benefits paid to any vendors.

    Fischer Imaging sometimes works with proprietary data of product vendors. No employee shall disclose any vendors' confidential or proprietary information to non-employees, nor shall any Fischer Imaging employee disclose such information to other employees, except on a need-to-know basis.

  8.6
  Gifts and Entertainment

    Fischer does not seek to gain any advantage through the improper use of business courtesies or other inducements. Gifts from suppliers, customers or competitors to Fischer employees may raise the appearance, if not the reality, of dishonest or unfair dealings. It is Fischer's policy that all business decisions be made impartially and fairly, and not on the basis of gratuities. Therefore, no employee, or any of his or her immediate family, may solicit or accept favors, gifts, loans or other benefits (including services, vacations, holidays, travel, accommodations, and discounts, as well as material goods) from any supplier, customer or competitor. This includes "directed" share program participation with vendors, suppliers, consultants and customers, whether current or prospective. The only exception to this policy is for casual entertainment or gifts (other than money) of nominal value which are customarily offered to others having a similar relationship with the supplier, customer or competitor, or if specific approval is obtained via a clearance from the Vice President of Human Resources. Fischer employees should exercise judgment in deciding whether a gift or entertainment is of nominal value (not to exceed $50.00). It is always better to decline in circumstances where there is doubt.

    Gifts, entertainment, or charitable contributions of nominal value, or business courtesies, are occasionally used to create goodwill with Fischer's customers, suppliers or others. If they go beyond that and make the recipient feel obliged to offer any special consideration to Fischer they are unacceptable. The Company's policy is to avoid even the appearance of favoritism based on business courtesies. Employees should exercise good judgment and moderation and should offer business courtesies to customers only to the extent that they are in accordance with reasonable practices in the marketplace. On occasions when gift giving or entertainment is widely accepted and customarily practiced, such gratuities may be offered to employees of customers, suppliers or others, provided they are lawful, appropriate, of nominal value and consistent with the recipient Company's policies. Special laws and regulations apply when dealing with government representatives and foreign officials and any employee involved in the government or international business markets is required to become fully acquainted with the relevant restrictions. All gifts, entertainment and charitable contributions, regardless of their nature or value, must be properly recorded on expense report forms or other appropriate accounting document.

  8.7
  Use of Company Resources

    Each employee has a responsibility to use Company resources, including time, materials, equipment and proprietary information, for Company business purposes, and not for personal benefit. Employees are expected to engage only in Company-related activities during normal business hours and should not use such time for conducting personal business. Employees shall not use Company property (such as laboratory, manufacturing equipment, computers, tools, materials, assets and facilities) for other than Company purposes, unless authorized by a Vice President of the Company.

    Inventions and ideas developed as a result of a Company assignment, during Company time, or using Company property belong to Fischer and should not be otherwise disclosed, used or commercialized by employees. Engineering designs and information relating to Fischer products may not be used, other than in Fischer's business, without Fischer's prior written approval. Employees have a responsibility not to misuse the inventions and ideas of others. Copyright material (including books, articles, computer software programs and tapes) should never be plagiarized.

  8.8
  Confidential Information/Public Statements/Third Party Information

    All employees receive Fischer's business and technical information and know-how in trust, and are expected to maintain such information in strict confidence and not to disclose or use it other than in the Company's business and for the Company's benefit. This information includes, for example, names of customers and suppliers, manufacturing processes and equipment, employee lists, facilities layout, engineering drawings, business plans, unpublished financial and marketing information, contract terms, and all documents and data that relate to such items. In compliance with HIPAA, all employees are required to maintain as confidential past, present, and future patient information. The Chief Financial Officer must approve in advance any public statements regarding the performance of Fischer (except the normal material given to suppliers or customers). Any inquiries from the press should be referred to the Chief Financial Officer.

    Any information that is made available to any employee from an internal system that would be expected, in the ordinary course of business, to be maintained in a confidential manner, shall be kept confidential. Such information includes, but is not limited to, business records, business data, personal and financial information such as social security numbers or bank records and information that could result in the identification of an individual in an otherwise blind study. In addition, no attempt should be made to obtain trade secret, proprietary or other confidential information concerning competitors from candidates or newly hired employees.

  8.9
  Use and Disclosure of Inside Information

    Federal and state securities laws regulate the use and disclosure of inside information when purchasing or selling stock. Information is "inside information" if it has not been publicly disclosed. Fischer Imaging also has policies concerning the use and disclosure of inside information.

    Our policy prohibits disclosure of material inside information to anyone other than persons within Fischer Imaging whose positions require them to know such information. Our policy also prohibits disclosure of inside information to other persons or recommending that they buy or sell Fischer Imaging's securities on the basis of inside information.

    Fischer Imaging's policy also prohibits trading in the securities of Fischer Imaging by any employee while in the possession of material inside information. Additionally, every employee is required to abide by Fischer's Inside Trading Policy (HR 033) when executing a transaction in Fischer Imaging securities. Fischer Imaging employees are discouraged from short-term speculation in the securities of Fischer Imaging.

    An employee shall not trade in securities of another company if, in the course of his or her employment with Fischer Imaging, the employee obtains confidential information about the other company that is likely to affect the price of its securities.

    Always bring matters to the attention of your manager if you are unsure about the legality of any transaction or use of information. Additional information is available in Fischer Imaging's Insider Trading Policy (HR 033).

  8.10
  International Boycott Activities/Payments to Suppliers and Third Parties/Foreign Corrupt Practices Act (FCPA)

    Fischer will not directly or indirectly engage in any activity that could have the effect of promoting illegal boycotts or restrictive international trade practices fostered by foreign countries against potential or actual customers. Employees should immediately seek advice from the Chief Financial Officer or Vice President of Human Resources if such a request is received which seemingly seeks the Company's involvement in such a restrictive trade practice.

    Payments to suppliers and third parties, including consultants, agents, and representatives, shall be made only for services or products properly provided to the Company. No Fischer employee shall make or arrange any direct or indirect payment in the nature of a bribe or kickback to secure or maintain business, or for any other purpose, to the personnel of any government agency, customer, supplier or competitor. In order to avoid even the appearance of improper payments, no payments are to be made by the Company in cash, other than approved cash payrolls and documented petty cash disbursements. No corporate checks are to be written to "cash," "bearer" or third-party designees of the person entitled to payment. Cash payments may never be made to employees of competitors, suppliers, customers or government agencies. Such payments create the potential for favoritism by such employees based on other-than-competitive factors. The practice of making "facilitating payments" in foreign countries may not be illegal in certain circumstances (e.g., small payments made to minor functionaries who, unless compensated, would delay or refuse to perform administrative functions to which Fischer is clearly entitled). To the extent that such payments are legal and considered necessary, they may be made only in those countries where they are a recognized and open practice, and only following approval by the Chief Financial Officer. Any such facilitating payment must be properly recorded and accounted for and reported annually so that Fischer may comply with all tax and other applicable laws.

  8.11
  Antitrust/Competition

    Fischer's policy is to comply fully with all antitrust, competition and trade regulation laws and use only ethical and proper methods to market the Company's products. All Fischer customers shall be treated fairly and evenhandedly. No preferential trade terms or other treatment will be extended to any customer in violation of any law. To avoid even the appearance of improper actions, Fischer absolutely prohibits consultations with competitors regarding prices, customers or territories. All continuing relationships with agents, distributors, consultants and other representatives must be put in writing and in a form approved by the Chief Financial Officer. Commissions and other payments must be adequately documented and reported to government authorities as required. Fischer will fully comply with all valid restrictions on the receipt or use of privileged or proprietary information of others. All employees, consultants, agents or other representatives must strictly avoid seeking or receiving any competitor's information from any source in violation of any law or other restriction.

    Employees must avoid making disparaging comments relating to Fischer's competitors and are expected to deal only in facts. These limitations apply to all phases of Fischer's actual or potential competition with third parties, including bid and proposal activity, marketing, research and development, and engineering work.

  8.12
  Securities Laws and Corporate Governance

    It is Fischer's policy, and the law, that all disclosures to the public, including periodic reports, press releases, speeches and shareholder communications, shall be accurate and timely. Full, fair, accurate, timely and understandable disclosure in reports and documents Fischer files with, or submits to, the Securities Exchange Commission and in other public communications is required. Laws in some countries, particularly the United States, prohibit the use of nonpublic information obtained as a consequence of Company employment (including information about customers, suppliers or competitors, and proposed acquisitions or divestitures) for the personal profit of the employee or of anyone as a result of association with the employee. Use for personal profit includes taking advantage of such information by trading or providing information for others to trade in securities of Fischer or any other company.

    It is further Fischer's policy, and the law, that we will comply with the Sarbanes-Oxley Act in all respects. To that end, Fischer has a complaint reporting system for accounting, internal accounting controls, and auditing matters. The Company's policy is for all employees to report any information about questionable accounting, internal accounting controls or auditing matters through this system, which was established and is maintained by the Company's Audit Committee. The complaint system, as described in Fischer's procedure (Whistleblower Procedure, HR 053), allows anonymous reporting of complaints, if desired by the employee, through a third party vendor. Complaints are routed directly to the Chair of Fischer's Audit Committee. Complaints which are not related to accounting, internal accounting controls or auditing matters will be handled through the pre-established channels within the Company.

    The Company will not retaliate against an officer, director, or employee who takes any action described above and the Company will protect the confidentiality of the information that is reported and the identity of the reporting person to the extent possible.

  8.13
  Political Contributions

    Fischer believes that it has a responsibility to take public positions on issues important to its business, and to the welfare of its employees and shareholders. However, no political contribution, whether in cash or otherwise, either directly or through a Political Action Committee, may be made without specific approval of the Board of Directors of Fischer. Consequently, unless specifically authorized in writing by the Chief Executive Officer, Fischer will not permit Company funds, property or services to be contributed to any political candidate, party, campaign or office holder or to any organization whose aims are of a political nature, nor will it permit political candidates to campaign on Company premises whether or not such activity is lawful in the state or country in question.

    No direct or indirect pressure in any form is to be directed toward employees to make any political contribution or participate in the support of a political party or the political candidacy of any individual. Any political contribution must be disclosed in the Company's Annual Report stating the amount and the identity of the political organization concerned.

  8.14
  Export Controls and Import Restrictions

    Fischer may conduct business in countries that place significant controls on the export of goods and technical data as well as the "re-export" of such items to other countries. Restrictions may also exist on the importation of certain goods or goods from certain countries. Violations of these controls, even when inadvertent, can result in the denial of the Company's approvals to export. Fischer business units that may engage in the export and import of goods and technical data must ensure that effective procedures and controls are in place to prevent violations. Because of the complexity of export and import regulations, employees who have any questions concerning export and import matters should contact the Chief Financial Officer.

  8.15
  Compliance With All Laws in All Jurisdictions

    It is the policy of Fischer to comply with all applicable laws in every location where Fischer does business. When Fischer's internal policies are more stringent than local laws, Fischer's policy will be observed and followed.

  8.16
  Accurate Books and Records

    Fischer's business integrity is reflected in a tangible way in its books and records. All employees are strictly responsible for ensuring the accuracy and reliability of the Company's accounts. Fictitious, improper, deceptive, undisclosed or unrecorded funds, assets, or liabilities are serious ethical violations. The Company has established accounting control standards and procedures. It is the policy of the Company that all books and records conform to generally accepted accounting principles in each of the respective countries in which Fischer may do business and to all applicable laws and regulations. All transactions must be accurately documented and accounted for in the books and records of the Company. All entries must contain appropriate descriptions of the underlying transactions sufficient to withstand appropriate audit and no false, inaccurate or deceptive entries shall be made. No employee shall enter into any transaction that is other than as described in supporting documentation. Furthermore, no employee shall participate in obtaining or creating false invoices or other misleading documentation, or inventing or using fictitious entities, sales, purchases, services, loans or other financial arrangements for any purpose. Fischer will not maintain or use any anonymous ("numbered") bank account or other account that does not identify ownership by Fischer.

  8.17
  Government Procurement Regulations

    All Fischer business conducted with government customers or pursuant to government contracts must comply with proper procedures, systems, and controls are in place to provide full compliance with the applicable procurement regulations. Any questions regarding compliance with government procurement regulations or contract requirements should be directed to the Chief Financial Officer.

  8.18
  Ensuring Compliance—Violations of Fischer's Ethics and Business Code Policy May Be Grounds for Immediate Dismissal

    Employees are expected to question any practice or conduct which conflicts with, or appears to conflict with, Fischer ethical standards until such questions are satisfactorily resolved. If necessary, an employee should seek clarification or interpretation of these standards from his or her supervisor, or from the Vice President of Human Resources. All officers, directors, and employees are required to report information concerning wire fraud, mail fraud, bank fraud, securities fraud, and violations of SEC rules following the procedures outlined in the Whistleblower Procedure. Employees must understand that possessing knowledge of these types of issues and failing to report the information is in violation of this Ethics and Business Code Policy. If such a violation occurs, the employee will be subject to disciplinary action Ethics and Business Code Policy of Ethical Conduct, laws, and regulations should be reported. Employees may also be required to assist in any investigation concerning such reports.

  8.19
  Corporate Ethics Committee

    POLICY

    Fischer Imaging Corporation will establish and maintain a Corporate Ethics Committee to oversee the administration of the Ethics Program. In this capacity the Committee will have overall responsibility for overseeing the Ethics Program procedures, enforcing the Ethics and Business, Code Policy and interpreting the Company's policies on business standards and ethics. The Committee is also responsible for ensuring that suspected violations have been properly investigated and that appropriate corrective actions, including disciplinary actions, have been taken to prevent such violation in the future.

    PROCEDURE

    The Vice President of Human Resources, who will also function as the Corporate Ethics Officer, will chair the Ethics committee. At a minimum, the Committee will also consist of the Chief Financial Officer. In fulfilling its duties, the Committee will have the authority to consult with any other member of Fischer management as deemed necessary.

    The Committee will meet at least semiannually. The Chair of the Committee will present a report to the Board of Directors on at least an annual basis to keep the Board apprised of the Ethics Program status including training conducted, investigations conducted, and disciplinary measures and other corrective actions taken.

9.
Attachments

        None.

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